EXHIBIT D-1



                                 STATE OF NEW JERSEY
                              BOARD OF PUBLIC UTILITIES


          --------------------------------------------X
          IN THE MATTER OF THE VERIFIED  PETITION OF   :   DOCKET NO.
          JERSEY CENTRAL POWER & LIGHT COMPANY FOR    :
          APPROVAL OF A SERVICE AGREEMENT             :  VERIFIED PETITION
          --------------------------------------------X

          TO THE HONORABLE BOARD OF PUBLIC UTILITIES:

               Petitioner,   Jersey   Central   Power   &   Light   Company

          ("Petitioner" or  "JCP&L"), a  public utility corporation  of the

          State of New Jersey subject to the jurisdiction of the New Jersey

          Board  of Public  Utilities (the  "Board"), having  its principal

          offices at  300 Madison  Avenue, Morristown,  New Jersey   07962,

          pursuant  to  N.J.S.A.  48:3-7.1  and  N.J.A.C.  14:1-5.1  hereby petitions the Board as follows:

               1.  JCP&L is engaged as  a public utility in the production,

          purchase, transmission, distribution and sale  of electric energy to  more  than  900,000  residential,  commercial and  industrial customers in thirteen counties, which include 236 municipalities,

          within the State of New Jersey.

               2.  Correspondence and other communications relating to this

          Verified Petition should be sent as follows:

                          Michael P. Morrell, Vice-President
                         Jersey Central Power & Light Company
                                  310 Madison Avenue
                            Morristown, New Jersey  07962

                                        -and-

                                  Peter C. Ard, Esq.
                         Jersey Central Power & Light Company
                                  300 Madison Avenue
                            Morristown, New Jersey  07962


               3.   JCP&L  is a wholly-owned  subsidiary of  General Public

          Utilities  Corporation  ("GPU"),  a  registered   public  utility

          holding  company under the Public Utility  Holding Company Act of

          1935 (the "Act"), and is an affiliate of GPU's other subsidiaries including  Metropolitan  Edison Company  ("Met-Ed"), Pennsylvania

          Electric  Company ("Penelec"), GPU Service Company ("GPUSC"), GPU

          Nuclear  Corp. ("GPUN"),  and  Energy  Initiatives,  Inc.  ("EI")

          (collectively, the "GPU Companies").

                         DESCRIPTION OF PROPOSED TRANSACTIONS

               4.   GPUN  was  organized  for   the  purpose  of  the  safe

          operation,  maintenance,  rehabilitation,  design,  construction,

          start-up and  testing of all nuclear  generating facilities owned by JCP&L,  Met-Ed and  Penelec (collectively, the  "GPU Operating

          Companies") and related research and development.

               5.   After obtaining  the requisite authorizations  from the

          United States Securities and Exchange Commission (the "SEC"), the

          Nuclear  Regulatory Commission,  the Pennsylvania  Public Utility

          Commission  and the  Board by  Order dated  October 14,  1981, in

          Docket No. 804-254, GPUN commenced operation on or about  January

          1,  1982.   Since that time,  GPUN has  been responsible  for the

          operation and maintenance  of Three  Mile Island Unit  No. 1  and

          Oyster  Creek generating units and for the clean-up of Three Mile

          Island Unit  No. 2 which was disabled in an accident on March 28,

          1979,  and for  the monitoring,  maintenance and  preparation for ultimate  decommissioning  of  the  Saxton  Nuclear  Experimental

          Corporation's nuclear facility.

               6.   GPUN proposes to  perform for  JCP&L and the  other GPU

          Companies as and when requested, or as otherwise agreed between the


          parties, a range of non-nuclear technical, training, management and consulting services (the "Services") for and in support of JCP&L,

          and  the  other  GPU  Companies by  separate agreements.

               7.   The  Services to  be  provided to  JCP&L are  generally

          described to include the following types of services:

               (a)  Plant Operations and Maintenance:

                    Providing services,  as  available, for  scheduled  and

                    non-scheduled maintenance functions for the non-nuclear

                    plants of JCP&L.   Such Services shall include, but not

                    be   limited  to:  plant   operations;  management  and

                    supervision;  written  work instructions  and planning;

                    craft  coordination  and  supervision;  estimating  and

                    scheduling;  contracting  and  purchasing;  non-nuclear

                    engineering  assistance; building  maintenance; grounds

                    maintenance;    mechanical    maintenance;   electrical

                    maintenance and equipment maintenance.

               (b)  Plant Inspections and Risk Analysis:

                    Conducting      plant   inspections    and   performing

                    probabilistic risk assessments  of JCP&L's  non-nuclear

                    plants and  plant systems including the  use of robotic

                    devices and techniques to  conduct such inspections and

                    analysis.

               (c)  Plant Equipment Corrosion Control and Failure Analysis:

                    Assessing the potential  corrosion risks and  processes

                    in  JCP&L's  non-nuclear  plant  systems  and providing

                    recommendations  for  corrective action;  investigating

                    system   and   equipment    failures   and    providing



                    recommendations  for  corrective   action;  and   using

                    ultrasonic  and other inspection  techniques to monitor

                    and  assess  plant systems  and equipment  for possible

                    degradation from erosion or corrosion.

               (d)  Engineering and Design Services:

                    Providing technical design and engineering services for

                    JCP&L's  non-nuclear  plant modifications  and  for the

                    resolution of operating and maintenance issues.

               (e)  Plant Life Extension Analysis:

                    Reviewing    JCP&L's    non-nuclear   plant    facility

                    structures,  systems  and  components   and  performing

                    technical   procedures  and   processes  that   may  be

                    necessary  to  extend the  useful  life  of such  plant

                    facilities.

               (f)  Project and Construction Management:

                    Providing to JCP&L non-nuclear project and construction

                    management  and  supervision;  project  controls  (from

                    project   design  to   project  completion),   such  as

                    planning, estimating, cost engineering,  scheduling and

                    procurement;   craft   coordination  and   supervision;

                    construction compliance and  review assistance;  design

                    and  engineering  assistance;  project permitting;  and

                    contract and procurement assistance in  connection with

                    a variety  of projects, including, but  not limited to:

                    construction  of  buildings,  underground   piping  and

                    utilities,   major  concrete   foundations,  mechanical

                    piping and equipment, roofing and renovations, disposal

                    and shutdown.






               (g)  Plant Modification, Design, Installation,  Evaluation &
                    Testing:


                    Providing  to  JCP&L  guidelines,   criteria,  designs,

                    drawings,   material  selection,   specifications,  and

                    analyses in support of non-nuclear plant modifications;

                    organizing,   planning  and   coordinating  engineering

                    project activities with  regard to technical  adequacy,

                    schedule   and  cost;  performing   start-up  and  test

                    activities to assure new or modified plants, facilities

                    and systems are  systematically tested to conform  with

                    technical requirements.

               (h)  Environmental Protection Services:

                    Providing to JCP&L EPA and State-required environmental

                    sampling and  analysis;environmental impact statements;

                    hazardous waste management; bioremediation of petroleum

                    contaminated  soil; and  regulatory  affairs  and  rule

                    making review assistance.

               (i)  Emergency Preparedness Training and Services:

                    Providing  JCP&L  with  general emergency  preparedness

                    support;    emergency    preparedness   training    and

                    consultation; and assisting  in emergency  preparedness

                    communications   with   state   and  local   government

                    authorities.

               (j)  Quality Assurance Services:

                    Providing  quality  assurance supervisory  services for

                    contractors  performing   inspections  or  construction

                    activities at JCP&L's non-nuclear facilities.

               (k)  Training Programs:



                    Providing non-nuclear training services and programs to

                    JCP&L  such  as  computer-based   training;  instructor

                    training;  management  and  supervisory training;  fire

                    protection   training;   facility  security   training;

                    mechanical  maintenance  training; chemistry  training;

                    electrical, instrument  & control training;  safety and

                    environmental training; and development  of Performance

                    Based  Training  Programs  using  GPUN's  Training  and

                    Education Data Base Software System.



               (l)  Plant Management Consulting and Operation Analysis:

                    Providing JCP&L with situational expertise and guidance

                    to  aid  the  management  decision-making  process  and

                    provide   assistance   and   expertise  in   developing

                    reliability centered maintenance  programs and  on-line

                    maintenance  scheduling  programs.   Providing  job and

                    work process re-engineering  consultation and  analysis

                    to  identify potential for  improvement of existing job

                    and work process methods.

               (m)  Industrial Safety and Hygiene Services:

                    Providing JCP&L with  OSHA Compliance assistance; plant

                    safety  analysis; asbestos sampling and analysis; noise

                    surveillance and analysis; heat stress  assessment; and

                    policy and procedure writing.

               (n)  Medical Services:

                    Providing fitness-for-duty medical  services and  other

                    medical services  related to  JCP&L's  needs to  comply

                    with state, federal or local laws or regulations.




                     PETITION FOR APPROVAL OF A SERVICE AGREEMENT

               8.   JCP&L intends  to enter  into a  Non-Nuclear Technical,

          Training,  Management  and  Consulting  Services  Agreement  (the

          "Service  Agreement") with  GPUN whereby  GPUN would  provide the

          Services  as JCP&L may  request in  connection with  its business operations.  The Service  Agreement will be substantially in  the form of Exhibit A hereto.

                    Schedule I to the Service Agreement generally describes

          the types of  Services (as set  forth in paragraph 7)  above that

          GPUN will furnish to JCP&L.  Schedule II to the Service Agreement

          entitled  "Determination  of  Cost  of  Service   and  Allocation

          Thereof" provides that any  Services to be rendered by  GPUN will be  charged at the actual  cost thereof (including all applicable direct and indirect charges and costs of doing business).

                    N.J.S.A.  48:3-7.1 requires,  among other  things, that

          advisory  service  and  engineering contracts  between  a  public utility and an affiliate involving expenditures of sums exceeding

          Twenty-Five Thousand ($25,000.00) Dollars must be approved by the

          Board before said agreements  will be valid or effective.   JCP&L

          and  GPUN are affiliates, and  the services to  be provided under the Service Agreement are advisory and engineering services which are covered by N.J.S.A. 48:3-7.1.  In addition, it is anticipated that the  aggregate of the payments  to be made by  JCP&L for the

          Services is likely  to exceed  Twenty-Five Thousand  ($25,000.00)

          Dollars.

               9.   JCP&L  believes  that  the  technical,  analytical  and

          related expertise (referred to generally in paragraph 7 above) of

          GPUN's staff can be usefully applied in support of its efforts to


          provide safe, adequate and proper service to the public.

               10.  The proposed  Service Agreement and the  Services to be provided thereunder are subject  to Sections 12 and 13(b)  of the provisions of the Act  and Rules 87, 90 and  91 issued thereunder which provide, generally, that subsidiary companies of registered holding companies may, without prior approval of the SEC, perform services  or  construction  for,  or  sell  goods  to,  associate companies thereof  provided that  such performances  are rendered and such sales are made at  cost.  The Service Agreement has been embodied in an  Application on Form U-1, dated May 19, 1994 filed with the SEC  at file no. 70-8425.  A copy  of the Application on

          Form U-1 as filed with the SEC is attached as Exhibit B.

               11.  The need for  the Services  is expected to  arise on  a case-by-case basis and, accordingly, no precise projections as to the  magnitude thereof can be  made. Because of  the inability to make precise  projections, it is impossible  to quantify specific savings to  be  realized by  JCP&L  from the  Service  Agreement.

          Nonetheless, the Service Agreement  will give JCP&L an additional choice in  its determination, on an individual  project basis, of the most cost efficient manner to have the Services performed.

               12.       It is  anticipated that the Service Agreement will

          confer  economic benefits upon JCP&L  and its customers, and will not adversely affect the  ability of JCP&L to properly  serve the public or otherwise prejudice the public interest.

               13.  The Service Agreement does not violate the laws of this

          State  or  of  the   United  States,  the  compensation  provided

          thereunder does not  exceed the fair and  lawful compensation for such Services to  be rendered  and the Service  Agreement is  not contrary to the public interest.


                                      CONCLUSION


               WHEREFORE,  the Petitioner,  Jersey  Central  Power &  Light

          Company, does  hereby respectfully request the  Board approve the

          Service Agreement  pursuant  to N.J.S.A.  48:3-7.1  and  N.J.A.C.

          14:1-5.1  for the  reasons  set forth  in the  foregoing Verified

          Petition, and that no hearing be required.



                                                  Respectfully submitted,



          Dated:  January 13, 1995

                                                  PETER C. ARD, Esq.
                                                  Attorney for Petitioner





                                      AFFIDAVIT
                                          OF
                                     VERIFICATION



               MICHAEL P. MORRELL, being duly  sworn upon his oath, deposes and says:

               1.   I am a Vice  President of Jersey Central Power  & Light

          Company, the Petitioner named in  the above captioned matter, and

          I am duly authorized by said Petitioner to make this Affidavit of

          Verification on its behalf.

               2.   I  have read  the  contents of  the foregoing  Verified

          Petition and Exhibit(s) annexed thereto, and I hereby verify that the statements of fact and other information contained therein are true and correct to the best of my knowledge, information and belief.



                                             MICHAEL P. MORRELL




          Sworn to and subscribed
          before me this     day
          of January, 1995



           (Notary Public)



































                                                  January 13, 1995




          Blossom A. Peretz, Secretary
          Board of Public Utilities
          Two Gateway Center
          Newark, NJ  07102

               Re:  Jersey Central Power & Light Company
                    Verified Petition For Approval of a
                    Service Agreement

          Dear Madam Secretary:

               Enclosed herewith for filing on behalf of Jersey Central Power & Light Company is an original and ten (10) copies of the Company's Verified Petition For Approval of a Service Agreement.

               A copy of this letter is also enclosed. Kindly affix the assigned docket number to the copy of this letter and return the copy to the undersigned in the enclosed self-addressed, stamped envelope.


                                                  Very truly yours,




                                                  Peter C. Ard
          Enclosures
          cc: Robert S. Chilton